Exhibit 99

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Information

LOCKHEED MARTIN REPORTS FIRST QUARTER 2004 RESULTS

•	REPORTS FIRST QUARTER 2004 NET SALES OF $8.3 BILLION, UP 18%, INCREASES OUTLOOK

•	REPORTS FIRST QUARTER 2004 EARNINGS PER SHARE OF $0.65, UP 18%, INCREASES OUTLOOK

•	GENERATES $1.1 BILLION IN CASH FROM OPERATIONS, INCREASES OUTLOOK

BETHESDA, Maryland, April 27, 2004 – Lockheed Martin Corporation (NYSE: LMT) today reported first quarter 2004 net earnings of $291 million ($0.65 per diluted share) compared to $250 million ($0.55 per diluted share) in 2003. Net sales were $8.3 billion, an 18% increase over first quarter 2003 sales of $7.1 billion. Sales grew in all business segments during the quarter. Cash provided by operating activities for the first quarter of 2004 was $1.1 billion.

Lockheed Martin announced an increase to its 2004 outlook for sales, earnings per share and cash from operations. The outlook for 2004 earnings per share has improved by $0.10, to $2.50 - $2.60 and cash from operations by $400 million, to approximately $2.4 billion.

“Our first quarter results demonstrate our focus on generating cash flow commensurate with our growth in sales and profits”, said Chairman and Chief Executive Officer Vance Coffman. “We continue to focus on the successful execution of our backlog, leveraging all of our capabilities to achieve customer satisfaction and profitable growth and winning new business opportunities in our core markets.”

SUMMARY REPORTED RESULTS AND OUTLOOK

The following table presents the Corporation’s first quarter results on a GAAP basis:

REPORTED RESULTS

(In millions, except per share data)

	1st Quarter
	2004	2003
Net sales	$8,347	$7,059

Operating profit:
Segment operating profit	$668	$552
Unallocated corporate (expense) income, net:
FAS/CAS pension adjustment	(150)	(72)
Other	18	25

	$536	$505

Net earnings	$291	$250

Diluted earnings per share	$0.65	$0.55

Cash flow from operations	$1,062	$544

The following table and other sections of this press release contain forward-looking statements, which are based on the Corporation’s current expectations, and exclude the effects of the proposed acquisition of The Titan Corporation. Actual results may differ materially from those projected. See the complete Forward-Looking Statements discussion included in this press release.

The Corporation has increased its outlook for 2004 as presented below:

OUTLOOK

(In millions, except per share data)

2004 Projections
	Current	Prior
Net sales	$33,800 - $34,800	$33,500 - $34,500

Operating profit:
Segment operating profit	$2,700 - $2,800	$2,650 - $2,750
Unallocated corporate (expense) income, net:
FAS/CAS pension adjustment	Approx. (600)	Approx. (600)
Other	(50) – 0	(50) - 0

	$2,050 - $2,200	$2,000 - $2,150

Diluted earnings per share	$2.50 - $2.60	$2.40 - $2.50

Cash flow from operations	Approx. $2,400	≥$2,000

Cash Flow, Leverage and Backlog

Cash provided by operating activities in the first quarter of 2004 was $1.1 billion before capital expenditures of $106 million. At March 31, 2004, the Corporation’s cash and cash equivalents balance was $2.1 billion. The ratio of debt-to-capitalization was 47% at the end of the first quarter, an improvement from 48% at December 31, 2003. The Corporation’s backlog was $75.6 billion at March 31, 2004, compared to $76.9 billion at December 31, 2003.

SEGMENT RESULTS

The Corporation operates in five principal business segments. Consistent with the manner in which the Corporation’s business segment operating performance is evaluated, unusual items are excluded from segment earnings before interest and taxes (operating profit) and included in “Unallocated corporate (expense) income, net.” (See our 2003 Form 10-K for a description of “Unallocated corporate (expense) income, net,” including the FAS/CAS pension adjustment.)

The following table presents the operating results of the five business segments and reconciles these amounts to the Corporation’s financial results as determined by GAAP.

	1st Quarter
	2004	2003
	(In millions)
Net sales
Aeronautics	$2,874	$2,088
Electronic Systems	2,133	1,981
Space Systems	1,578	1,528
Integrated Systems & Solutions	907	772
Information & Technology Services	852	687

Segment net sales	8,344	7,056
Other	3	3

Total net sales	$8,347	$7,059

Operating profit
Aeronautics	$206	$145
Electronic Systems	202	183
Space Systems	120	104
Integrated Systems & Solutions	80	72
Information & Technology Services	60	48

Segment operating profit	668	552

Unallocated corporate (expense) income, net:
FAS/CAS pension adjustment	(150)	(72)
Other	18	25

Total operating profit	$536	$505

The following discussion compares the operating results of each business segment for the quarter ended March 31, 2004 to the same period in 2003.

Aeronautics

($ millions)

	1st Quarter
	2004	2003
Net sales	$2,874	$2,088
Operating profit	$206	$145

Net sales for Aeronautics increased by 38% for the quarter ended March 31, 2004 from 2003 due to growth in the Combat Aircraft and Air Mobility lines of business. Combat Aircraft sales growth of $750 million was primarily due to higher volume on the F-35 Joint Strike Fighter program and on F-16 programs as a result of increased deliveries. Increased C-130J deliveries, four in 2004 compared to three in 2003, contributed to the revenue growth in Air Mobility.

Segment operating profit increased by 42% in the first quarter of 2004 when compared to 2003. Operating profit was higher primarily due to the impact of increases in aircraft deliveries and volume in Combat Aircraft programs and the return to profitability in 2004 on C-130J deliveries.

Electronic Systems

($ millions)

	1st Quarter
	2004	2003
Net sales	$2,133	$1,981
Operating profit	$202	$183

Net sales for Electronic Systems increased by 8% for the quarter ended March 31, 2004 compared to 2003. The sales increase was primarily attributable to higher volume in surface system programs at Maritime Systems & Sensors (MS2) and in combat vision programs at Missiles & Fire Control (M&FC).

Segment operating profit increased by 10% for the quarter in 2004 compared to 2003. Operating profit was higher primarily due to improved performance on tactical missile and air defense programs at M&FC and distribution technology programs at Platform, Training & Transportation Systems.

Space Systems

($ millions)

	1st Quarter
	2004	2003
Net sales	$1,578	$1,528
Operating profit	$120	$104

Net sales for Space Systems increased 3% for the quarter ended March 31, 2004 compared to 2003. The sales growth was primarily attributable to an increase in Launch Services (two Atlas launches in 2004 compared to none in 2003), which more than offset a decline in Satellites due to one less commercial satellite delivery.

Space Systems’ operating profit increased by 15% for the quarter ended March 31, 2004 compared to 2003. Launch Services’ operating profit increased due to the benefit resulting from the termination of a launch vehicle contract by a commercial customer and U.S. Government support of the Atlas program, which more than offset a decline in activities on the maturing Titan launch vehicle program. Satellites’ operating profit declined due to performance on certain government satellite programs, which more than offset improved performance in commercial satellites.

Integrated Systems & Solutions

($ millions)

	1st Quarter
	2004	2003
Net sales	$907	$772
Operating profit	$80	$72

Net sales for Integrated Systems & Solutions (IS&S) increased by 17% and operating profit increased 11% for the quarter ended March 31, 2004 from the comparable 2003 period. These increases were primarily attributable to a higher volume of intelligence, defense and information assurance activities.

Information & Technology Services

($ millions)

	1st Quarter
	2004	2003
Net sales	$852	$687
Operating profit	$60	$48

Net sales for Information & Technology Services (I&TS) increased by 24% for the quarter ended March 31, 2004 compared to 2003. The increase in sales was primarily attributable to higher volume of $120 million in Information Technology. Information Technology’s results included the net impact of the Corporation’s November 2003 purchase of the ACS federal government IT business and the concurrent sale of its commercial IT business, as well as organic growth on existing IT programs. The remaining increase in sales was attributable to higher volume in Defense Services, which were partially offset by a decline in NASA program sales.

Segment operating profit increased by 25% for the quarter ended March 31, 2004 from the comparable 2003 period. Operating profit increased mainly due to the higher volume in Information Technology.

FIRST QUARTER 2004 HIGHLIGHTS

•	The Department of Defense has thoroughly reviewed plans and readiness for the F/A-22 to enter its Initial Operational Test & Evaluation (IOT&E) phase, which is expected to start imminently. Two F/A-22s were delivered to the U.S. Air Force during the first quarter, bringing the total number to 23 since the program’s inception.

•	Lockheed Martin received production contracts totaling $505 million for Patriot Advanced Capability-3 (PAC-3) missiles and related support equipment.

•	Awarded Multiple Kill Vehicles (MKV) prime contract by Missile Defense Agency. An eight-year contract, it has an approximate value of $760 million.

•	Awarded a contract for $472 million to enter the Risk Reduction and System Definition phase of the Air Force’s Transformational Communications MILSATCOM Space Segment.

•	Selected to provide engineering, technical and program management services to the U.S. Navy that will streamline the contracting process at Naval Sea Systems Command.

•	Awarded a $130 million contract for components for six F-2 aircraft to Japan.

•	Ireland and Norway became the fourth and fifth countries, respectively, to select Javelin as their medium-range, anti-armor missile. Total contract value including both countries is approximately $100 million.

•	U.S. Navy awarded a contract for $92 million to deliver the MK 41 Vertical Launching System (VLS) for three Arleigh Burke-class Aegis destroyers.

•	Received an $89 million contract for the second Low-Rate Initial Production (LRIP II) purchase of the High Mobility Artillery Rocket System (HIMARS) for the U.S. Army and Marine Corps.

•	Singapore joined the F-35 program as a Security Cooperation Participant, the 11th country to become part of the JSF team.

•	Awarded a $700 million, nine-year information technology solutions contract by the Environmental Protection Agency.

###

NEWS MEDIA CONTACT:	Tom Jurkowsky, 301/897-6352
INVESTOR RELATIONS CONTACT:	James Ryan, 301/897-6584 or
Mike Gabaly, 301/897-6455

Web site: www.lockheedmartin.com

Conference call: Lockheed Martin will webcast the earnings conference call (listen-only mode) at 11 a.m. E.T. on April 27, 2004. A live audio broadcast, including relevant charts, will be available on the Investor Relations page of the company’s web site at: http://www.lockheedmartin.com/investor.

FORWARD-LOOKING STATEMENTS

Statements in this release that are “forward-looking statements” are based on Lockheed Martin’s current expectations and assumptions. Forward-looking statements in this release include estimates of future sales, earnings and cash flow. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: the availability of government funding domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to terrorist threats and improve homeland security); the impact of continued hostilities in Iraq on funding for existing defense programs; the award or termination of contracts; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; performance issues with key suppliers, subcontractors and customers; cost reduction and productivity efforts; financial market and other changes that may impact pension plan assumptions; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of investments, goodwill or other long-term assets; the future impact of legislation; the completion and integration of proposed acquisitions or divestitures; the outcome of legal proceedings and other contingencies (including, lawsuits, government investigations and environmental remediation efforts); the competitive environment for defense and information technology products and services; and economic, business and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this press release. For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors and Forward-Looking Statements” sections of the Corporation’s SEC filings, including its annual report on Form 10-K, copies of which may be obtained at the Corporation’s website: http://www.lockheedmartin.com.

All information in this release is as of April 27, 2004. Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations.

LOCKHEED MARTIN CORPORATION

Consolidated Results

Preliminary and Unaudited

(In millions, except per share data and percentages)

	QUARTER ENDED MARCH 31,
	2004	2003
Net Sales	$8,347	$7,059

Operating Profit [EBIT]	$536	$505

Interest Expense	$108	$140

Pre-tax Earnings	$428	$365

Income Tax Expense	$137	$115

Effective Tax Rate	32.0%	31.5%

Net Earnings	$291	$250

Earnings Per Share:
Basic	$0.66	$0.56
Diluted	$0.65	$0.55

Average Shares Outstanding
Basic	444.3	448.8
Diluted	447.5	452.5

LOCKHEED MARTIN CORPORATION

Net Sales and Operating Profit

Preliminary and Unaudited

(In millions, except percentages)

	QUARTER ENDED MARCH 31,
	2004	2003	% Increase
Net sales
Aeronautics	$2,874	$2,088	38%
Electronic Systems	2,133	1,981	8%
Space Systems	1,578	1,528	3%
Integrated Systems & Solutions	907	772	17%
Information & Technology Services	852	687	24%

Segment net sales	8,344	7,056	18%

Other	3	3

Total net sales	$8,347	$7,059	18%

Operating profit
Aeronautics	$206	$145	42%
Electronic Systems	202	183	10%
Space Systems	120	104	15%
Integrated Systems & Solutions	80	72	11%
Information & Technology Services	60	48	25%

Segment operating profit	668	552	21%

Unallocated corporate (expense) income, net [1]	(132)	(47)

Total operating profit	$536	$505	6%

Margins
Aeronautics	7.2%	6.9%
Electronic Systems	9.5%	9.2%
Space Systems	7.6%	6.8%
Integrated Systems & Solutions	8.8%	9.3%
Information & Technology Services	7.0%	7.0%

Segments	8.0%	7.8%

Total Consolidated	6.4%	7.2%
[1]	“Unallocated corporate (expense) income, net” includes the FAS/CAS pension adjustment, earnings and losses from equity investments, interest income, costs for stock-based compensation programs, unusual items not considered in the evaluation of segment operating performance, corporate costs not allocated to the operating segments and miscellaneous Corporate activities.

LOCKHEED MARTIN CORPORATION

Selected Financial Data

Preliminary and Unaudited

(In millions)

	QUARTER ENDED MARCH 31,
	2004	2003
Summary of unallocated corporate (expense) income, net
FAS/CAS pension adjustment	$(150)	$(72)
Other	18	25

Unallocated corporate (expense) income, net	$(132)	$(47)

FAS/CAS pension adjustment
FAS 87 expense	$(223)	$(108)
Less: CAS expense and funding	(73)	(36)

FAS/CAS pension adjustment - expense	$(150)	$(72)

Depreciation and amortization of property, plant and equipment
Aeronautics	$23	$21
Electronic Systems	39	37
Space Systems	33	27
Integrated Systems & Solutions	7	7
Information & Technology Services	13	11

Segments	115	103
Unallocated corporate expense, net	11	5

Total depreciation and amortization	$126	$108

Amortization of purchased intangibles
Aeronautics	$12	$12
Electronic Systems	12	12
Space Systems	2	2
Integrated Systems & Solutions	3	3
Information & Technology Services	4	2

Segments	33	31
Unallocated corporate expense, net	3	—

Total amortization of purchased intangibles	$36	$31

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Balance Sheet

Preliminary and Unaudited

(In millions)

	MARCH 31, 2004	DECEMBER 31, 2003

Assets
Cash and cash equivalents	$2,124	$1,010
Short-term investments	—	240
Accounts receivable	4,018	4,039
Inventories	2,223	2,348
Other current assets	1,792	1,764

Total current assets	10,157	9,401

Property, plant and equipment, net	3,423	3,489
Investments in equity securities	1,065	1,060
Goodwill	7,879	7,879
Purchased intangibles, net	771	807
Prepaid pension asset	1,168	1,213
Other noncurrent assets	2,360	2,326

Total assets	$26,823	$26,175

Liabilities and Stockholders’ Equity
Accounts payable	$1,611	$1,434
Customer advances and amounts in excess of costs incurred	4,124	4,256
Other accrued expenses	3,046	3,067
Current maturities of long-term debt	121	136

Total current liabilities	8,902	8,893

Long-term debt	6,072	6,072
Accrued pension liabilities	1,276	1,100
Post-retirement and other noncurrent liabilities	3,549	3,354
Stockholders’ equity	7,024	6,756

Total liabilities and stockholders’ equity	$26,823	$26,175

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Statement of Cash Flows

Preliminary and Unaudited

(In millions)

	QUARTER ENDED MARCH 31,
	2004	2003
Operating Activities
Net earnings	$291	$250
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	126	108
Amortization of purchased intangibles	36	31
Changes in operating assets and liabilities:
Receivables	21	(143)
Inventories	278	181
Accounts payable	177	(16)
Customer advances and amounts in excess of costs incurred	(132)	(16)
Other	265	149

Net cash provided by operating activities	1,062	544

Investing Activities
Expenditures for property, plant and equipment	(106)	(78)
Short-term investments	240	—
Acquisitions of businesses / investments in affiliated companies	(4)	(159)
Other	17	5

Net cash provided by (used for) investing activities	147	(232)

Financing Activities
Repayments related to long-term debt	(15)	(637)
Issuances of common stock	18	10
Repurchases of common stock	—	(279)
Common stock dividends	(98)	(54)

Net cash used for financing activities	(95)	(960)

Net increase (decrease) in cash and cash equivalents	1,114	(648)
Cash and cash equivalents at beginning of period	1,010	2,738

Cash and cash equivalents at end of period	$2,124	$2,090

LOCKHEED MARTIN CORPORATION

Consolidated Condensed Statement of Stockholders’ Equity

Preliminary and Unaudited

(In millions)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Unearned ESOP Shares	Accumulated Other Comprehensive (Loss)	Total Stockholders’ Equity
Balance at January 1, 2004	$446	$2,477	$5,054	$(17)	$(1,204)	$6,756

Net earnings			291			291

Common stock dividends			(98)			(98)

Stock awards and options, and ESOP activity	1	67		10		78

Other comprehensive (loss)					(3)	(3)

Balance at March 31, 2004	$447	$2,544	$5,247	$(7)	$(1,207)	$7,024

LOCKHEED MARTIN CORPORATION

Preliminary and Unaudited

Operating Data

(In millions, except deliveries and launches)

	MARCH 31, 2004	DECEMBER 31, 2003
Backlog
Aeronautics	$36,063	$37,580
Electronic Systems	18,261	17,339
Space Systems	12,259	12,813
Integrated Systems & Solutions	4,347	4,350
Information & Technology Services	4,717	4,817

Total	$75,647	$76,899

	QUARTER ENDED MARCH 31,
	2004	2003
Deliveries [1]
F-16 [2]	15	3
C-130J	4	3

Launches
Atlas	2	—
Proton	1	—
Titan IV	1	—

[1]	Deliveries - Aircraft delivered to and accepted by customers.
[2]	Sales were recognized upon delivery of 11 of the 15 F-16’s in 2004 and on all three F-16’s in 2003 (unit-of-delivery sales recognition). Sales were previously recognized on the remaining four 2004 F-16’s on a percentage-of-completion basis.